UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

Apollo Asset Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.375% Series A Preferred Stock	AAM.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	AAM.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On February 16, 2022, the Board of Directors of Apollo Asset Management, Inc. (the “Company”) approved the appointment of Johannes Worsoe as Chief Financial Officer of the Company, with such appointment to be effective upon the start of his employment, which is expected to commence on or around February 28, 2022. Concurrently with Mr. Worsoe’s appointment, Martin Kelly will step down from the position of Chief Financial Officer of the Company. Mr. Kelly will remain the Chief Financial Officer of Apollo Global Management, Inc. (“AGM”) where he will continue to oversee the financial outcomes and operations of AGM, the Company and Athene Holding Ltd.

From 2001 to 2021, Mr. Worsoe, age 54, was with MUFG Americas Holdings and predecessor entities. Prior to departing MUFG, Mr. Worsoe served as Chief Financial Officer for the Americas from 2016 to 2021 and Americas Head of Investment Banking & Markets from 2013 to 2016. Before joining MUFG in 2001, Mr. Worsoe held capital markets, private banking, and investment related roles in Denmark, Spain, and United States. Mr. Worsoe has a graduate degree (MBA) from University of Southern California (USC) and an undergraduate degree from University of Phoenix. He is also a graduate from the Danish Banking School and has attended executive leadership programs at Harvard Business School.

Mr. Worsoe has no family relationship with any member of the Board of Directors or any executive officer of the Company and is not a party to any transactions listed in Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Worsoe and any other persons pursuant to which he was appointed Chief Financial Officer of the Company.

Mr. Worsoe’s compensation as Chief Financial Officer of the Company will be consistent with AGM’s compensation philosophy. Mr. Worsoe will earn an annual base salary of $650,000 and will be eligible to receive an annual discretionary bonus. For services performed in 2022, Mr. Worsoe’s discretionary bonus will have a target value of $1,850,000, and will not be prorated based on his partial year of employment. Mr. Worsoe will also be eligible for an annual partner benefits stipend in the amount of $250,000 (less applicable withholdings). In connection with his appointment at the Company, Mr. Worsoe will receive a one-time award of cash incentive income restricted stock units (“CII RSUs”) of Apollo Global Management, Inc. with an aggregate value of $7,500,000. The CII RSUs will be granted under the Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan, as amended and restated as of January 1, 2022 (the “Plan”), and will vest in three equal annual installments, subject to Mr. Worsoe’s continued employment on each vesting date, the attainment of sufficient net cash incentive income to AGM, and certain other terms of the award agreement and the Plan. It is anticipated that Mr. Worsoe will enter into an indemnification agreement in substantially the same form as the Company enters into with its directors and executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ASSET MANAGEMENT, INC.

Date: February 17, 2022	By:	/s/ Jessica L. Lomm
Jessica L. Lomm
Vice President and Secretary

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